Exhibit 99.1

3Q 2010 Earnings Call November 3, 2010 10:00 am ET Dial in: (800) 230-1085 (US) (612) 288-0337 (International) Passcode: 175614

Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of November 2, 2010, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Third Quarter 2010 results issued on November 2, 2010, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2009 Form 10-K and Second Quarter 2010 Form 10-Q. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department. 2

Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. The following non-GAAP measures will be used in the presentation: 3 Non-GAAP Measures EBITDA Corporate EBITDA Adjusted Pre-Tax Income Adjusted Net Income Adjusted Diluted Earnings Per Share Net Corporate Debt Net Fleet Debt Total Net Debt Corporate Restricted Cash Adjusted Interest Expense Adjusted DOE Adjusted SGA Levered After-Tax Cash-Flow Before Fleet Growth Levered After-Tax Cash-Flow After Fleet Growth

Industry & Strategic Overview Mark Frissora, Chairman and CEO Financial & Operating Results Overview Elyse Douglas, Executive VP and CFO Outlook & Guidance Mark Frissora, Chairman and CEO Questions & Answers Session 4 Today’s Agenda

5 Q3:10 Opening Remarks Delivered solid third-quarter performance despite slower pace of economic recovery Revenue from U.S. rental car grew faster than public competitors -- 5th consecutive quarter, benefitting from relatively healthy summer pricing environment and higher demand in commercial market European rental car revenue neared double-digit growth levels excl. FX Equipment rental business turned corner, generating 33.7% higher adj. pre-tax; positive YoY revenue growth for first time in nine quarters

6 Balanced strategy focuses on diversified growth and continuously improving cost structure Total company consolidated revenue up 7.1%, or 8.9% excl. FX Generated 29.9% higher adjusted pre-tax income YoY despite: Higher interest expense $3.7 million of negative currency exchange rates Continued investments in expanding Advantage leisure business and off-airport operations Q3:10 adjusted pre-tax margin increased 200 bps YoY to 11.6% U.S. rental car performance reflects strong flow-through of savings Q3:10 Consolidated Highlights

7 U.S. RAC Cost Savings Driving Profit Growth Q3:10 Peak Q3:07 change Revenue $1,220.7 $1,250.8 -240bps $ in millions Q310 vs. Q307: Successful Growth & Efficiency Strategy Q3:10 adj. pre-tax profit margin 160 bps higher than Q3:07’s pre-recession record high Adj. pre-tax income $14.5 million higher than historic peak Yet Q3:10 revenue 240 bps lower than Q3:07

8 Consolidated revenue up 7.1%, or 8.9% excl. FX, due to improving volume and pricing trends across all business segments Consolidated adjusted direct operating and SG&A expenses as percent of sales declined 160 basis points, despite: Higher maintenance costs for older equipment rental fleet 18 more Advantage airport locations opened vs last year 247 net new off-airport locations over the last 12 months Further expansion in China Higher investments in employee training and development Monthly rental car depreciation per unit down 5.6% worldwide Lower vehicle acquisition costs More cars sold through higher-return non-auction channels Corporate EBITDA up 12.7%; margin 20%, 100bps higher YoY Q3:10 Consolidated Highlights

9 Efficiency & cost management programs continue Cost savings of $89 million achieved Q3:10 through efficiency programs YTD 9/30/10 cost savings of $330 million FY2010 expected cost savings = $410 million, +7.9% from earlier target Lean/Six Sigma “Lighthouse” programs at major airport locations worldwide and at equipment rental branches: YTD:10 completed = NA RAC:13, Europe RAC: 2, HERC: 3 Q4:10 planned = NA RAC: 2, Europe RAC: 6, HERC: 10 Efficiency Cost Savings +27.0% 2006 – LTM 9/30/10 U.S RAC +36.0% EU RAC + 33.5% WW HERC +11.3% Cost Savings Revenue Per Employee ($ in millions) $1,800 $1,600 $1,400, $1,200 $1,000 $800 $600 $400 $200 $0 2006 2007 2008 2009 YTD Sep 2010 Incremental Cumulative 0 $187 $187 $500 $313 $1,260 $760 $1,590 $330 $350 $330 $310 $290 $270 $250 2006 2007 2008 2009 LTM 9/30/10 $259.53 $290.84 $308.19 $312.99 $329.58

Q3:10 U.S. RAC Total Revenue +11.4% YoY 10 Rev. +$124.7 million Total Revenue ($ in millions) 15.8% 35.1% 37.1% 11.9% % of total increase AP Commercial AP Leisure Advantage Off-Airport % Change in Total Revenue On-Airport 73.7% of U.S. RAC Revenue Off-Airport 26.3% of U.S. RAC Revenue RPD * YoY % $44.84 +0.5% $52.16 +3.6% $34.17 -7.7% $37.11 +4.8% % of Total U.S. RAC Revenue 28.5% 41.8% 3.4% 26.3% U.S. RAC Growth Drivers Q3:10 vs. Q3:09 Note: Advantage RAC acquired April 2009 Advantage $19.7 Off Airport $43.8 AP Commercial $46.3 AP Leisure $14.9 * RPD is calculated using rental rate revenue, which excludes most ancillary items 18% 13% 8% 3% -2% 15.4% 3.0% 88.7% 15.8%

Q3:10 Hertz U.S. Rent-A-Car*

- All Hertz businesses reported higher Revenue per Day
- Off-Airport same store revenue growth +14% YoY
- On Airport Commercial business generated RPD growth & double-digit volumes; Leisure pricing strengthened July / August offset slightly by September trough


US RAC**
RPD: +2.4%
Trans Days: +6.7%
On Airport*
RPD: +1.9%
Trans Days: +4.7%
Off Airport
RPD: +4.8%
Trans Days: +10.4%
Commercial
RPD: +0.5%
Trans Days: +13.8%
Leisure
RPD: +3.6%
Trans Days: -1.5%
Total Replacement
RPD: +5.1%
Trans Days: +14.8%
All Other
RPD: +4.5%
Trans Days: +8.0%

*Excludes impact of Advantage RAC

** RPD is calculated using rental rate revenue, which excludes most ancillary items

Hertz

11

12 U.S. Rent-A-Car* RPD Incl. Ancillary Sales *Excludes impact of Advantage Revenue Per Day(RPD) Q3:10 Q3:09 % Reported RPD — time, mileage, insurance products $44.66 $43.63 2.4% Ancillary product/services - roadside svc, Neverlost, child seats, etc. $5.31 $5.07 Fuel Services $2.16 $1.98 Fully Loaded RPD $52.13 $50.68 2.9%

U.S. Airport Market Share Up 1.5 pps YoY – July 2010 Source: 88% of Hertz corporate location airports reporting TOTAL: 24.9% 1.0% 16.7% 10.3% 21.5% 10.5% 12.5% 13 percentage point

14 Q3:10 U.S. RAC Operating Performance Fleet efficiency in line with Q3:09 at 82.2% 9.4% more fleet Commercial traveler, an avg. 3-day mid-week rental, bigger piece of mix YoY – 2.8ppts negative impact on airport fleet efficiency Monthly depreciation per car down 2.5% YoY Used-car resid. values stable at normal, seasonal levels Net Promoter Score up 8.5% (customer satisfaction metric) Adjusted pre-tax income improved 18.3% YoY Adjusted pre-tax margin +100bps Corporate EBITDA up 16.6% over Q3:09

15 Q3:10 Europe RAC Operating Performance Q3:10 cost reduction programs, account gains, seasonal growth Net promoters score +17% YoY, supporting market share +70 bps Total revenue decreased 0.9%, but up 8.3% excl. FX driven by: 5.8% higher volumes helped by 1.9% longer average rental length 1.5% increase in revenue per day Commercial RPD +11 consecutive months 11.8% improvement in monthly fleet depreciation per unit Adj. direct operating/SG&A expenses down 180bps as % sales Increased revenue per employee by 7.4% Adjusted pre-tax income increased 22.9% YoY, driving 200bps margin improvement excl. FX

Hertz Equipment Rental (HERC)

- Revenue turned positive Q3:10
  - 3.2% increase in volume YoY
  - Sequentially Q3:10 revenue up 5.8% vs. Q2:10 revenue
  - Volume momentum: Sept. +5.4%; October +10.5%
- Time utilization* +450 bps to 59.9% vs. Q3:09, and +530 bps vs. Q2:10
- Adjusted pre-tax income +33.7% YoY; margin improvement 300 bps
- Corporate EBITDA margin 40.0% Q3:10



Revenue
Q3:09 Q4:09 Q1:10 Q2:10 Q3:10
2.5%
-2.5%
-7.5%
-12.5%
-17.5%
-22.5%
-27.5%
-32.5%
-37.5%
-35.2%
-26.1%
-15.2%
-4.0%
+0.2%
Pricing
Q3:09 Q4:09 Q1:10 Q2:10 Q3:10
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
-10.0%
-8.6%
-9.5%
-7.8%
-5.9%
-2.9%

- **Entertainment & Energy Services**
  - July 2010 - Acquired Studio Equipment Company – 1st Call
- **Opened 4th branch in China in Tianjin**

***Time utilization: Calculated on unit average vs. weighted fleet cost basis**

Hertz

16

Inbound travel Foreign travelers U.S. & abroad generate revenue of ~ $800mm annually Global travel into U.S. forecasted +6% annually 2010-2014 Source: US Dept of Commerce, ITA, Office of Travel & Tourism May 2010 YTD 9/30/10 inbound U.S. revenue +20.7% YoY with 7.2% higher Revenue Per Transaction – growing significantly faster than global travel industry U.S. Off Airport (OAP) – leisure, local business, monthly, insurance replacement Opened 27 net new locations Q3:10; 247 since 9/30/09 Volume +10.4% in Q3:10 Revenue Per Transaction +5.5% YoY Adjusted pre-tax margin +650 bps YoY Ancillary revenue Upselling car classes, insurance coverage, road-side assistance, damage waivers, Neverlost, refueling Increased 16.2% YoY in Q3:10 17 Growth Drivers

18 Rental Car Value Brand Gaining Momentum Acquired April 2009 Profitable with 41 airport locations = 38 major U.S. leisure destinations; 3 leisure destinations in Europe Plans to open 6 more airport locations by year end 2010 Q3:10 same store sales grew 39.6% YoY Adjusted pre-tax profit tripled vs. Q3:09 Fleet efficiency improved 695 basis points YoY At Hertz airport locations with a mature Advantage facility, 2010 utilization expected up 1.1 ppts Fleet sharing Capturing Hertz corporate mid-week demand and Advantage’s weekend surge

Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. 19 Consolidated Financial Results GAAP Q3 10 Q3 09 $ Change Revenue $2,186.3 $2,041.4 + $144.9 Pre-Tax Income $158.3 $75.8 + $82.5 Net Income $156.6 $64.5 + $92.1 Diluted Earnings per Share $0.36 $0.15 + $0.21 Net Cash Provided By Operating Activities $904.7 $608.8 + $295.9 Non-GAAP Q3 10 Q3 09 $ Change Margin Expansion Adjusted Pre-Tax Income $253.6 $195.3 + $58.3 200 bps Adjusted Net Income $162.7 $124.5 + $38.2 130 bps Corporate EBITDA $437.2 $388.1 + $49.1 Adjusted Diluted Earnings per Share $0.40 $0.31 + $0.09 $ in millions, except per share calculation

20 Rent-A-Car Metrics % of WW RAC revenue Q3:10 vs. Q3:09 Total Revenue* Rental Rate Revenue* Revenue Per Day (RPD) Trans. Days Revenue Per Transaction Transactions Trans Length (days) 64% U.S. (Hertz + Advantage) 11.4% 10.8% 1.7% 8.9% 2.2% 8.4% 0.5% U.S. (Hertz Classic) 9.8% 9.2% 2.4% 6.7% 3.0% 6.1% 0.6% 27% Europe 8.3% 7.4% 1.5% 5.8% 3.5% 3.8% 1.9% Worldwide 10.5% 9.5% 1.1% 8.2% 1.9% 7.4% 0.8% *Total revenue and rental rate revenue exclude the effects of foreign currency . Rental revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excludes revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Adjusted pre-tax income: +19.7%; 2010 margin 16.2%, +150 bps yoy Corporate EBITDA: +20.5%; 2010 margin 17.8%, +180 bps yoy

Worldwide RAC Fleet Efficiency Fleet efficiency: % of days car is rented compared with avg. number vehicles available to rent. Formula: ((Annualized Transaction Days / 365) / Average Fleet)) 21 Rebound in commercial travel Demand peaks mid-week; rental length typically only 3-4 days Leisure rentals avg 5-6 days Expansion of off-airport and Advantage network nationally, where rental length is extended Use of direct-to-dealer/direct-to-consumer used-car sales channels keep cars on rent until point of sale Q3:10 WW Rent-A-Car Fleet Efficiency

22 Worldwide monthly rental car net depreciation per unit down 5.6% Q3 YoY Europe monthly net depreciation per car improved 11.8% in Q3:10 YoY Residual values in Europe still 15% below 2007 pre-recession levels U.S. Q3:10 monthly net depreciation per car down 2.5% YoY 4.6% below Q3:07 pre-recession levels Increase over Q2:10 due to richer mix of fleet during summer season Rent-A-Car Fleet Depreciation US RAC Monthly Depreciation Per Car  $325 $320 $315 $310 $305 $300 $295 $290 $319 $316 $303 $296 $311 -2.5% Q3 09 Q4 09 Q1 10 Q2 10 Q3 10

23 Increasing use of non-auction sales channels U.S. auction sales 54% of total Q3:10 down from 87% in FY07 Dealer-direct now 23% of all U.S. risk car sales, up from 2% in FY07 Retail / online auction/ Rent2buy - cars on rent up until the day purchased Now licensed in 24 states to sell cars through hertzrent2buy.com Remarketing Strategy Q3:10 US Risk Car Sales Channels Wholesale Auction 54% Alternative Channels 46% Retail 6% HertzRent2Buy.com 5% Dealer Direct 23% Online Auction 12% Total 100% Auction 54% Alternative 46%

24 Rental Car Fleet Mix Q3:10 Q3:09 U.S. Risk % 64% 66% Europe Risk % 53% 54% Worldwide Risk % 62% 64%

 25 Hertz Equipment Rental (HERC) 2-Yr Quarterly Pricing Performance ‘08-’10 HERC Corporate EBITDA Bridge ($ in millions) Quarterly Pricing Performance 2010 YoY Sunbelt Note: Q1: quarter ended April; Q2: quarter ended July

Total revenue increased 0.2% Rental and rental related revenue +1.2% Depreciation down 7.3% Average fleet age: 49 months, +6.5 months from Q3:09 Higher maintenance expenses incurred to ready fleet for recent demand and higher expenses associated with older fleet Purchase new equipment selectively for new geographies & specific projects 26 Hertz Equipment Rental (HERC) North America Revenue Diversification Q3:10 Q3:09 FY:07 Construction 38.6% 43.7% 50.2% Industrial 25.6% 21.5% 19.7% Fragmented 35.8% 34.8% 30.1%

27 HERC Fleet Statistics WW HERC Fleet Size ($ in millions) WW HERC Fleet ($ in millions) Excludes FX Q3:10 Q3:09 Purchases $125.3 $18.6 Disposals $42.0 $24.5 Disposals (1st cost basis) $101.9 $45.9 YTD Q3:10 YTDQ3:09 Purchases $188.1 $50.0 Disposals $126.9 $140.6 Disposals (1st cost basis) $263.5 $349.0 Note: Comparatively, press release Table 6 “Equipment rental maintenance & growth cap ex” includes FX

28 Q3:10 FINANCING UPDATE Financing Status Comment EUR 400M France/Netherlands Securitization [$558mm US at 11/1/10] Refinanced a portion of existing International ABS Facility $750M Series 2001-1 Senior & Subordinated ABS Incremental Fleet Financing for Fleet Growth Blended advance rate of 75% First ever stand-alone 7-year RAC ABS $700M Sr. High Yield Notes 7.5% due 2018 Portion intended to take out $519 million 10.5% HY subs due 2016 – callable January 1, 2011 Raised $1.3bb in fleet debt & $0.7bb corp. debt in Q3:10 Closed Closed Closed

29 Closing Australian & Brazilian refinancings later this month Evaluating early renewal of $2.1bb U.S. VFN due 2011 Finalizing strategy for corporate credit facility renewals, expected in first half of 2011 $1.8bb ABL facility matures Feb. 2012 $1.35bb Term Loan matures Dec. 2012 Balance Sheet

30 $529mm equity offering YTD 9/30/09 Improved earnings Improved working capital Increased fleet for seasonal demand Larger investments in both RAC & HERC vs. 2009 Q3:10 & YTD Cash Flow Cash Flow YTD 9/39/10 ($ in millions) 2010 2009 $ Levered Cash Flow Before Fleet Growth $452.1 $308.5 $143.6 Levered Cash Flow After Fleet Growth ($141.6) $178.1 ($319.7) Total net corporate debt $3.8 billion Includes $700mm HY notes issuance Total net fleet debt $6.0bb Corporate Liquidity @ 9/30/10 ($ in millions) Unrestricted Cash: $ 1,483 Corporate Revolver: 852 Corporate Liquidity: $ 2,335

Interest expense, net of interest income, +$32.6 million Q3:10 vs. prior year Higher fleet levels; higher European fleet financing costs YoY FY10 now expect incr. interest expense $90-$95mm YoY $13mm interest incurred Q4:10 on $700mm high yield notes issued Sept. Restructuring & restructuring-related charges $15.2mm total, $10.7mm cash Q3:10 vs. $47.1mm total, $34.9mm cash Q3:09 HERC facility closing costs YTD expenses $53.4mm vs. $118.8mm in 2009 Taxes Q3:10 GAAP tax benefit of $3.0mm vs. expense of $6.9mm last year Q3:10 cash taxes paid: $10.8mm vs. $6.7mm in Q3:09 Annual adjusted tax rate normalized = 34% FY10E cash taxes $40 to $50mm, higher YoY mostly due to higher earnings 31 Interest Expense | Restructuring | Taxes

32 Full compliance with corporate covenants 4.20x (Max 5.25x) on consolidated leverage ratio 3.57x (Min 2.00x) on interest coverage ratio Covenant Compliance NOTE: Covenant calculations do not include Convertible Notes issued under Hertz Global Holdings in May 2009, since covenants only apply to The Hertz Corporation results. Corporate Debt Covenants 2010 - 2012 Q1 Q2 Q3 Q4 Leverage Ratio (Max) 4.75x 5.25x 5.25x 4.75x Interest Coverage Ratio (Min) 2.25x 2.00x 2.00x 2.25x

33 Risks: Economic Volatility Year Mar Jun Sep Dec 2010 3.70 1.70 2.00 2009 -4.90 -0.70 1.60 5.00 2008 -0.70 0.60 -4.00 -6.80

34 U.S. Rental Car Market Growth U.S. Rental Car Industry Grows as % of GDP Sources: Industry Airline Revenue: FAA, Industry Airport Car Rental Revenue: Airport Concession Reports, Industry Off Airport Car rental revenue: Bain (Sept. 2009) The contribution of the U.S. rental car industry to the U.S. economy has been steadily growing in contrast to the U.S. airline industry Off-airport market is the biggest driver rental car strength Airport rental car has grown over 20-year period, albeit at a slower pace Industry Car Rental Revenue as a % of GDP Industry Airline Rental Revenue as a % of GDP

35 Q4:10 Outlook Cautiously optimistic about macro trends going forward in both businesses U.S. & Europe RAC Seasonally, Q4:10 low-demand quarter for leisure airport rentals Global environment for commercial travel remains strong Advantage and off-airport demand continues to grow Fleets rightsized; WW expect ~200 bps of better utilization in Q4:10 “Lighthouse” Lean/Six Sigma launches in 8 more airports globally in Q4:10 Programs in place to identify additional cost savings and revenue opportunities to help close year strong HERC Sequential monthly pricing improves in tandem with utilization Higher maintenance expenses through end of year due to older fleet Corporate EBITDA margins of 42% on double digit volume growth Lighthouse to be implemented in 10 additional branches in Q4:10

Hertz Growth Opportunities by Market 36 ‘09 Trough to ‘07 Peak Opportunity: +58% Revenues ($ in millions) Revenues ($ in millions) Revenues ($ in millions) Revenue '07-'09 Recovery Recovered YTD 2010 Markets FY07 FY09 $ Opportunity % US AP Commercial $1,535 $1,158 ($377) 33% 16% US Airport Leisure $2,064 $1,759 ($305) 17% 1% US Off Airport $964 $953 ($11) 1% 13% Europe RAC $1,847 $1,582 ($265) 17% 2% Other Int'l RAC $505 $478 ($28) 6% 25% WW HERC $1,756 $1,111 ($645) 58% -6% HGH $8,686 $7,102 ($1,584) 22% 7% US Airport Commercial US Airport Leisure US Off Airport $1,100 $1,000 $900 $800 $700 $600 $500 $400 $300 1H07 2H07 1H08 2H08 1H09 2H09 WW HERC $1,000 $900 $800 $700 $600 $500 $400 $300 1H07 2H07 1H08 2H08 1H09 2H09 ‘09 Trough to ’07 Peak Opportunity $1,100 $1,000 $900 $800 $700 $600 $500 $400 $300 $200 $100 1H07 2H07 1H08 2H08 1H09 2H09 Europe RAC Other International RAC ’09 Trough to ’07 Peak Opportuntity: +14%

Total Revenue: $7.5 to $7.7 bln 8.4% Adjusted pre-tax income: $315 to $325mln 63.4% Worldwide monthly depreciation per car down 7% to 8%, excl. FX Corporate EBITDA: $1.080 to $1.095 bln 11.7% Adjusted EPS: $0.47 to $0.48 65.5% 37 FY 2010 Financial Guidance Based on full-year adjusted diluted share count of 410 million in 2010 YoY Increase* *Based on high end of FY10 range

38 4th Quarter 2010 Sensitivity to Adjusted Pre-tax Income Adjusted Pre-tax Impact ($mil) of 1.0% Change1 WW RAC Pricing Volume (Days) Net Depr. Per unit $12.0 4.0 4.0 WW HERC Pricing Volume 2.0 1.0 Cost Efficiencies 13.0 Total Sensitivity per 1.0% improvement $36.0 2 1 Percent change over Q4:09 21.0% of total cost base excluding net depreciation

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percentage
	September 30,		of Total Revenues
	2010	2009	2010	2009
Total revenues	$2,186.3	$2,041.4	100.0%	100.0%

Expenses:
Direct operating	1,157.5	1,118.6	52.9%	54.8%
Depreciation of revenue earning equipment	501.0	499.1	22.9%	24.4%
Selling, general and administrative	168.7	179.7	7.7%	8.8%
Interest expense	202.2	169.3	9.3%	8.3%
Interest and other income, net	(1.4)	(1.1)	—%	—%
Total expenses	2,028.0	1,965.6	92.8%	96.3%
Income before income taxes	158.3	75.8	7.2%	3.7%
Benefit (provision) for taxes on income	3.0	(6.9)	0.2%	(0.3)%
Net income	161.3	68.9	7.4%	3.4%
Less: Net income attributable to noncontrolling interest	(4.7)	(4.4)	(0.2)%	(0.2)%
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$156.6	$64.5	7.2%	3.2%

Weighted average number of shares outstanding:
Basic	412.2	407.4
Diluted	430.4	425.2

Earnings per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.38	$0.16
Diluted	$0.36	$0.15

	Nine Months Ended		As a Percentage
	September 30,		of Total Revenues
	2010	2009	2010	2009
Total revenues	$5,726.8	$5,360.8	100.0%	100.0%

Expenses:
Direct operating	3,245.5	3,062.5	56.7%	57.1%
Depreciation of revenue earning equipment	1,416.9	1,468.2	24.7%	27.4%
Selling, general and administrative	508.5	488.0	8.9%	9.1%
Interest expense	572.1	498.3	10.0%	9.3%
Interest and other income, net	(10.4)	(52.6)	(0.2)%	(1.0)%
Total expenses	5,732.6	5,464.4	100.1%	101.9%
Loss before income taxes	(5.8)	(103.6)	(0.1)%	(1.9)%
Benefit (provision) for taxes on income	(0.2)	19.9	—%	0.3%
Net loss	(6.0)	(83.7)	(0.1)%	(1.6)%
Less: Net income attributable to noncontrolling interest	(12.9)	(11.4)	(0.2)%	(0.2)%
Net loss attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(18.9)	$(95.1)	(0.3)%	(1.8)%

Weighted average number of shares outstanding:
Basic	411.6	358.5
Diluted	411.6	358.5

Loss per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$(0.05)	$(0.27)
Diluted	$(0.05)	$(0.27)

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,186.3	$—		$2,186.3	$2,041.4	$—		$2,041.4

Expenses:
Direct operating	1,157.5	(31.0	)(a)	1,126.5	1,118.6	(46.1	)(a)	1,072.5
Depreciation of revenue earning equipment	501.0	(4.9	)(b)	496.1	499.1	(2.0	)(b)	497.1
Selling, general and administrative	168.7	(13.0	)(c)	155.7	179.7	(22.9	)(c)	156.8
Interest expense	202.2	(46.4	)(d)	155.8	169.3	(48.5	)(d)	120.8
Interest and other income, net	(1.4)	—		(1.4)	(1.1)	—		(1.1)
Total expenses	2,028.0	(95.3)		1,932.7	1,965.6	(119.5)		1,846.1
Income before income taxes	158.3	95.3		253.6	75.8	119.5		195.3
Benefit (provision) for taxes on income	3.0	(89.2	)(e)	(86.2)	(6.9)	(59.5	)(e)	(66.4)
Net income	161.3	6.1		167.4	68.9	60.0		128.9
Less: Net income attributable to noncontrolling interest	(4.7)	—		(4.7)	(4.4)	—		(4.4)
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$156.6	$6.1		$162.7	$64.5	$60.0		$124.5

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$5,726.8	$—		$5,726.8	$5,360.8	$—		$5,360.8

Expenses:
Direct operating	3,245.5	(100.8	)(a)	3,144.7	3,062.5	(126.3	)(a)	2,936.2
Depreciation of revenue earning equipment	1,416.9	(10.6	)(b)	1,406.3	1,468.2	(11.7	)(b)	1,456.5
Selling, general and administrative	508.5	(29.6	)(c)	478.9	488.0	(52.6	)(c)	435.4
Interest expense	572.1	(144.9	)(d)	427.2	498.3	(121.2	)(d)	377.1
Interest and other income, net	(10.4)	—		(10.4)	(52.6)	48.5	(f)	(4.1)
Total expenses	5,732.6	(285.9)		5,446.7	5,464.4	(263.3)		5,201.1
Income (loss) before income taxes	(5.8)	285.9		280.1	(103.6)	263.3		159.7
Benefit (provision) for taxes on income	(0.2)	(95.0	)(e)	(95.2)	19.9	(74.2	)(e)	(54.3)
Net income (loss)	(6.0)	190.9		184.9	(83.7)	189.1		105.4
Less: Net income attributable to noncontrolling interest	(12.9)	—		(12.9)	(11.4)	—		(11.4)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(18.9)	$190.9		$172.0	$(95.1)	$189.1		$94.0

(a)          Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended September 30, 2010 and 2009, also includes restructuring and restructuring related charges of $12.2 million and $26.4 million, respectively.   For the nine months ended September 30, 2010 and 2009, also includes restructuring and restructuring related charges of $43.2 million and $73.4 million.  For the three and nine months ended September 30, 2009, also includes gasoline hedge gains of $0.1 million and $5.0 million, respectively.

(b)         Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)          Represents an increase in depreciation of property and equipment relating to purchase accounting. For the three months ended September 30, 2010 and 2009, also includes restructuring and restructuring related charges of $3.0 million and $20.7 million, respectively.  For the nine months ended September 30, 2010 and 2009, also includes restructuring and restructuring related charges of $10.2 million and $45.4 million, respectively.For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)         Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three months ended September 30, 2010 and 2009, also includes $18.0 million and $22.4 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.   For the nine months ended September 30, 2010 and 2009, also includes $56.9 million and $52.2 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.

(e)          Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2010 and 2009).

(f)            Represents a gain (net of transaction costs) recorded in connection with the buyback of portions of our Senior Notes and Senior Subordinated Notes during the nine months ended September 30, 2009.

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER  INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Car rental	$1,903.5	$1,757.7	$4,938.2	$4,515.3
Equipment rental	281.2	280.5	784.1	837.0
Other reconciling items	1.6	3.2	4.5	8.5
	$2,186.3	$2,041.4	$5,726.8	$5,360.8

Depreciation of property and equipment:
Car rental	$27.4	$28.2	$84.6	$86.6
Equipment rental	8.3	9.3	26.0	28.3
Other reconciling items	2.0	1.7	5.6	4.8
	$37.7	$39.2	$116.2	$119.7

Amortization of other intangible assets:
Car rental	$7.6	$8.6	$23.3	$25.2
Equipment rental	8.4	8.2	24.9	24.5
Other reconciling items	0.3	0.2	0.8	0.4
	$16.3	$17.0	$49.0	$50.1

Income (loss) before income taxes:
Car rental	$261.2	$174.2	$355.2	$164.4
Equipment rental	7.6	3.0	(31.6)	(23.5)
Other reconciling items	(110.5)	(101.4)	(329.4)	(244.5)
	$158.3	$75.8	$(5.8)	$(103.6)

Corporate EBITDA (a):
Car rental	$339.6	$281.8	$594.8	$444.5
Equipment rental	112.5	117.5	286.9	348.6
Other reconciling items	(14.9)	(11.2)	(46.1)	(32.4)
	$437.2	$388.1	$835.6	$760.7

Adjusted pre-tax income (loss) (a):
Car rental	$309.3	$258.3	$512.7	$368.4
Equipment rental	33.7	25.2	43.0	50.6
Other reconciling items	(89.4)	(88.2)	(275.6)	(259.3)
	$253.6	$195.3	$280.1	$159.7

Adjusted net income (loss) (a):
Car rental	$204.2	$170.5	$338.4	$243.1
Equipment rental	22.2	16.6	28.4	33.4
Other reconciling items	(63.7)	(62.6)	(194.8)	(182.5)
	$162.7	$124.5	$172.0	$94.0

Adjusted diluted number of shares outstanding (a)	410.0	407.7	410.0	407.7

Adjusted diluted earnings per share (a)	$0.40	$0.31	$0.42	$0.23

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.
Note:

“Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services. See Tables 5 and 6.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Nine	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of Sept. 30,	prior year	of Sept. 30,	prior year
	2010	period	2010	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	6,969	7.4%	19,647	6.7%
Domestic	5,016	8.4%	14,434	8.5%
International	1,953	5.0%	5,213	1.9%

Worldwide transaction days (in thousands)	36,441	8.2%	96,751	7.6%
Domestic	23,637	8.9%	65,638	9.1%
International	12,804	7.0%	31,113	4.5%

Worldwide rental rate revenue per transaction day (a)	$45.53	1.1%	$44.10	0.5%
Domestic	$44.21	1.7%	$42.47	0.3%
International (b)	$47.96	0.3%	$47.54	1.2%

Worldwide average number of company-operated cars during period	487,100	8.8%	451,000	9.2%
Domestic	312,400	9.4%	302,000	11.0%
International	174,700	7.6%	149,000	5.7%

Worldwide revenue earning equipment, net (in millions)	$8,119.4	13.4%	$8,119.4	13.4%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$259.9	1.2%	$715.4	(7.7)%
Same store revenue growth (decline), including initiatives (a) (b)	2.6%	N/M	(6.9)%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$2,691.9	(5.0)%	$2,728.5	(5.6)%
Worldwide revenue earning equipment, net (in millions)	$1,681.4	(11.2)%	$1,681.4	(11.2)%

Other Financial Data (in millions)

Cash flows provided by operating activities	$904.7	48.6%	$1,955.3	49.6%
Levered after-tax cash flow after fleet growth (a)	(138.6)	N/M	(141.6)	N/M
EBITDA (a)	910.7	14.4%	2,129.2	5.3%
Corporate EBITDA (a)	437.2	12.7%	835.6	9.8%

	September 30,		December 31,
	2010		2009
Selected Balance Sheet Data (in millions)
Cash and cash equivalents	$1,483.3		$985.6
Total revenue earning equipment, net	9,800.8		8,851.6
Total assets	18,126.6		16,002.4
Total debt	12,046.9		10,364.4
Net corporate debt (a)	3,775.2		3,633.6
Net fleet debt (a)	6,048.8		5,380.0
Total net debt (a)	9,824.0		9,013.6
Total equity	2,143.4		2,097.4

(a)    Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)    Based on 12/31/09 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND  ADJUSTED NET INCOME (LOSS)

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,903.5	$281.2	$1.6	$2,186.3	$1,757.7	$280.5	$3.2	$2,041.4
Expenses:
Direct operating and selling, general and administrative	1,097.1	196.1	33.0	1,326.2	1,083.1	189.8	25.4	1,298.3
Depreciation of revenue earning equipment	432.7	68.3	—	501.0	425.4	73.7	—	499.1
Interest expense	113.7	9.1	79.4	202.2	76.0	13.9	79.4	169.3
Interest and other income, net	(1.2)	0.1	(0.3)	(1.4)	(1.0)	0.1	(0.2)	(1.1)
Total expenses	1,642.3	273.6	112.1	2,028.0	1,583.5	277.5	104.6	1,965.6
Income (loss) before income taxes	261.2	7.6	(110.5)	158.3	174.2	3.0	(101.4)	75.8
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.1	9.0	0.8	18.9	10.4	8.8	0.5	19.7
Depreciation of revenue earning equipment	—	4.9	—	4.9	—	2.0	—	2.0
Non-cash debt charges (b)	34.4	1.6	10.4	46.4	37.7	2.2	8.6	48.5
Restructuring charges (c)	4.0	10.6	—	14.6	25.4	9.1	1.2	35.7
Restructuring related charges (c)	0.6	—	—	0.6	10.6	0.1	0.7	11.4
Derivative losses (c)	—	—	0.2	0.2	—	—	1.9	1.9
Acquisition related costs (d)	—	—	9.7	9.7	—	—	—	—
Management transition costs (e)	—	—	—	—	—	—	0.3	0.3
Adjusted pre-tax income (loss)	309.3	33.7	(89.4)	253.6	258.3	25.2	(88.2)	195.3
Assumed (provision) benefit for income taxes of 34%	(105.1)	(11.5)	30.4	(86.2)	(87.8)	(8.6)	30.0	(66.4)
Noncontrolling interest	—	—	(4.7)	(4.7)	—	—	(4.4)	(4.4)
Adjusted net income (loss)	$204.2	$22.2	$(63.7)	$162.7	$170.5	$16.6	$(62.6)	$124.5

Adjusted diluted number of shares outstanding				410.0				407.7

Adjusted diluted earnings per share				$0.40				$0.31

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$4,938.2	$784.1	$4.5	$5,726.8	$4,515.3	$837.0	$8.5	$5,360.8
Expenses:
Direct operating and selling, general and administrative	3,080.9	579.9	93.2	3,754.0	2,909.0	570.7	70.8	3,550.5
Depreciation of revenue earning equipment	1,210.7	206.2	—	1,416.9	1,220.6	247.6	—	1,468.2
Interest expense	301.4	29.6	241.1	572.1	224.1	42.2	232.0	498.3
Interest and other income, net	(10.0)	—	(0.4)	(10.4)	(2.8)	—	(49.8)	(52.6)
Total expenses	4,583.0	815.7	333.9	5,732.6	4,350.9	860.5	253.0	5,464.4
Income (loss) before income taxes	355.2	(31.6)	(329.4)	(5.8)	164.4	(23.5)	(244.5)	(103.6)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	28.6	26.8	2.4	57.8	29.7	26.4	1.7	57.8
Depreciation of revenue earning equipment	—	10.6	—	10.6	—	11.7	—	11.7
Non-cash debt charges (b)	107.8	5.7	31.4	144.9	91.9	6.8	22.5	121.2
Restructuring charges (c)	13.4	31.4	0.7	45.5	50.3	28.9	8.0	87.2
Restructuring related charges (c)	7.7	0.1	0.1	7.9	27.8	0.3	3.5	31.6
Derivative (gains) losses (c)	—	—	2.5	2.5	—	—	(3.0)	(3.0)
Acquisition related costs (d)	—	—	16.7	16.7	—	—	—	—
Third party bankruptcy reserve (e)	—	—	—	—	4.3	—	—	4.3
Management transition costs (e)	—	—	—	—	—	—	1.0	1.0
Gain on debt buyback (f)	—	—	—	—	—	—	(48.5)	(48.5)
Adjusted pre-tax income (loss)	512.7	43.0	(275.6)	280.1	368.4	50.6	(259.3)	159.7
Assumed (provision) benefit for income taxes of 34%	(174.3)	(14.6)	93.7	(95.2)	(125.3)	(17.2)	88.2	(54.3)
Noncontrolling interest	—	—	(12.9)	(12.9)	—	—	(11.4)	(11.4)
Adjusted net income (loss)	$338.4	$28.4	$(194.8)	$172.0	$243.1	$33.4	$(182.5)	$94.0

Adjusted diluted number of shares outstanding				410.0				407.7

Adjusted diluted earnings per share				$0.42				$0.23

(a)

Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005 on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of workers’ compensation and public liability and property damage liabilities. Also represents the purchase accounting effects of subsequent acquisitions on our results of operations relating to increased amortization of intangible assets.

(b)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three months ended September 30, 2010 and 2009, also includes $18.0 million and $22.4 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments. For the nine months ended September 30, 2010 and 2009, also includes $56.9 million and $52.2 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)

Represents costs incurred in connection with the Dollar Thrifty Automotive Group, Inc. transaction which has now been terminated. These costs are included within selling, general and administrative expense in our statement of operations.

(e)	Amounts are included within selling, general and administrative expense in our statement of operations.
(f)	Amount is included within interest and other income, net in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW,

LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Income (loss) before income taxes	$261.2	$7.6	$(110.5)	$158.3	$174.2	$3.0	$(101.4)	$75.8
Depreciation, amortization and other purchase accounting	468.6	85.1	2.6	556.3	463.1	91.3	2.2	556.6
Interest, net of interest income	112.5	9.2	79.1	200.8	75.0	14.0	79.2	168.2
Noncontrolling interest	—	—	(4.7)	(4.7)	—	—	(4.4)	(4.4)
EBITDA	842.3	101.9	(33.5)	910.7	712.3	108.3	(24.4)	796.2
Adjustments:
Car rental fleet interest	(108.8)	—	—	(108.8)	(78.5)	—	—	(78.5)
Car rental fleet depreciation	(432.7)	—	—	(432.7)	(425.4)	—	—	(425.4)
Non-cash expenses and charges (a)	34.2	—	8.9	43.1	37.4	—	11.1	48.5
Extraordinary, unusual or non-recurring gains and losses (b)	4.6	10.6	9.7	24.9	36.0	9.2	2.1	47.3
Corporate EBITDA	$339.6	$112.5	$(14.9)	437.2	$281.8	$117.5	$(11.2)	388.1
Equipment rental maintenance capital expenditures, net				(63.5)				(69.0)
Non-fleet capital expenditures, net				(43.5)				(10.1)
Changes in working capital				(356.1)				(444.6)
Changes in other assets and liabilities				(12.8)				149.9
Unlevered pre-tax cash flow (c)				(38.7)				14.3
Corporate net cash interest				(77.0)				(77.0)
Corporate cash taxes				(10.8)				(6.7)
Levered after-tax cash flow before fleet growth (c)				(126.5)				(69.4)
Equipment rental fleet growth capital expenditures				(37.1)				50.2
Car rental net fleet equity requirement				25.0				388.3
Levered after-tax cash flow after fleet growth (c)				$(138.6)				$369.1

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Income (loss) before income taxes	$355.2	$(31.6)	$(329.4)	$(5.8)	$164.4	$(23.5)	$(244.5)	$(103.6)
Depreciation, amortization and other purchase accounting	1,321.4	257.4	7.4	1,586.2	1,335.2	300.7	6.2	1,642.1
Interest, net of interest income	291.4	29.6	240.7	561.7	221.3	42.2	230.7	494.2
Noncontrolling interest	—	—	(12.9)	(12.9)	—	—	(11.4)	(11.4)
EBITDA	1,968.0	255.4	(94.2)	2,129.2	1,720.9	319.4	(19.0)	2,021.3
Adjustments:
Car rental fleet interest	(290.8)	—	—	(290.8)	(229.0)	—	—	(229.0)
Car rental fleet depreciation	(1,210.7)	—	—	(1,210.7)	(1,220.6)	—	—	(1,220.6)
Non-cash expenses and charges (a)	107.2	—	30.6	137.8	90.8	—	27.6	118.4
Extraordinary, unusual or non-recurring gains and losses (b)	21.1	31.5	17.5	70.1	82.4	29.2	(41.0)	70.6
Corporate EBITDA	$594.8	$286.9	$(46.1)	835.6	$444.5	$348.6	$(32.4)	760.7
Equipment rental maintenance capital expenditures, net				(191.6)				(228.8)
Non-fleet capital expenditures, net				(90.5)				(45.1)
Changes in working capital				353.0				(271.4)
Changes in other assets and liabilities				(187.3)				336.8
Unlevered pre-tax cash flow (c)				719.2				552.2
Corporate net cash interest				(225.7)				(223.0)
Corporate cash taxes				(41.4)				(20.7)
Levered after-tax cash flow before fleet growth (c)				452.1				308.5
Equipment rental fleet growth capital expenditures				140.3				285.2
Car rental net fleet equity requirement				(734.0)				(415.6)
Levered after-tax cash flow after fleet growth (c)				$(141.6)				$178.1

Table 6

(a) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$34.2	$—	$—	$34.2	$37.4	$—	$—	$37.4
Non-cash stock-based employee compensation charges	—	—	8.7	8.7	—	—	9.1	9.1
Derivative losses	—	—	0.2	0.2	—	—	2.0	2.0
Total non-cash expenses and charges	$34.2	$—	$8.9	$43.1	$37.4	$—	$11.1	$48.5

NON-CASH EXPENSES AND CHARGES

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$107.2	$—	$—	$107.2	$90.8	$—	$—	$90.8
Non-cash stock-based employee compensation charges	—	—	28.1	28.1	—	—	25.6	25.6
Derivative losses	—	—	2.5	2.5	—	—	2.0	2.0
Total non-cash expenses and charges	$107.2	$—	$30.6	$137.8	$90.8	$—	$27.6	$118.4

(b) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.   The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended September 30, 2010				Three Months Ended September 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$4.0	$10.6	$—	$14.6	$25.4	$9.1	$1.2	$35.7
Restructuring related charges	0.6	—	—	0.6	10.6	0.1	0.7	11.4
Acquisition related costs	—	—	9.7	9.7	—	—	—	—
Management transition costs	—	—	—	—	—	—	0.3	0.3
Derivative gains	—	—	—	—	—	—	(0.1)	(0.1)
Total extraordinary, unusual or non-recurring items	$4.6	$10.6	$9.7	$24.9	$36.0	$9.2	$2.1	$47.3

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Nine Months Ended September 30, 2010				Nine Months Ended September 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$13.4	$31.4	$0.7	$45.5	$50.3	$28.9	$8.0	$87.2
Restructuring related charges	7.7	0.1	0.1	7.9	27.8	0.3	3.5	31.6
Acquisition related costs	—	—	16.7	16.7	—	—	—	—
Third-party bankruptcy reserve	—	—	—	—	4.3	—	—	4.3
Gain on debt buyback	—	—	—	—	—	—	(48.5)	(48.5)
Derivative gains	—	—	—	—	—	—	(5.0)	(5.0)
Management transition costs	—	—	—	—	—	—	1.0	1.0
Total extraordinary, unusual or non-recurring items	$21.1	$31.5	$17.5	$70.1	$82.4	$29.2	$(41.0)	$70.6

(c) Amounts include the effect of fluctuations in foreign currency.

2

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING  CASH FLOWS TO EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net cash provided by operating activities	$904.7	$608.8	$1,955.3	$1,307.2
Amortization of debt costs	(28.4)	(26.1)	(88.0)	(69.0)
Provision for losses on doubtful accounts	(4.9)	(5.8)	(15.2)	(22.5)
Derivative losses	(11.5)	(22.2)	(16.4)	(3.9)
Gain (loss) on sale of property and equipment	0.5	(0.2)	2.7	1.1
Amortization of cash flow hedges	(18.0)	(22.4)	(56.8)	(52.2)
Stock-based compensation charges	(8.7)	(10.1)	(28.0)	(26.6)
Asset writedowns	(5.3)	(13.4)	(19.5)	(26.5)
Noncontrolling interest	(4.7)	(4.4)	(12.9)	(11.4)
Deferred income taxes	25.8	(80.2)	29.6	(99.9)
Provision (benefit) for taxes on income	(3.0)	6.9	0.2	(19.9)
Interest expense, net of interest income	200.8	168.2	561.7	494.2
Changes in assets and liabilities	(136.6)	197.1	(183.5)	550.7
EBITDA	$910.7	$796.2	$2,129.2	$2,021.3

NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,	September 30,
	2010	2010	2009	2009	2009	2008	2008

Corporate Debt
Debt, less:	$12,046.9	$11,693.8	$10,364.4	$10,348.4	$9,795.8	$10,972.3	$12,844.2
U.S Fleet Debt and Pre-Acquisition Notes	4,588.7	5,217.4	4,058.3	3,546.2	3,370.2	4,254.5	4,745.8
International facilities	1,843.9	1,593.1	1,413.9	1,843.0	1,556.0	1,871.4	2,470.7
Fleet Financing Facility	162.6	162.5	147.2	144.6	144.5	149.3	154.2
Canadian Fleet Financing Facility	117.0	115.2	55.6	126.8	53.0	111.6	268.7
Fleet Debt	$6,712.2	$7,088.2	$5,675.0	$5,660.6	$5,123.7	$6,386.8	$7,639.4
Corporate Debt	$5,334.7	$4,605.6	$4,689.4	$4,687.8	$4,672.1	$4,585.5	$5,204.8

Corporate Restricted Cash
Restricted Cash, less:	$739.6	$743.4	$365.2	$404.7	$188.5	$731.4	$514.0
Restricted Cash Associated with Fleet Debt	(663.4)	(671.2)	(295.0)	(282.5)	(95.3)	(557.2)	(288.2)
Corporate Restricted Cash	$76.2	$72.2	$70.2	$122.2	$93.2	$174.2	$225.8

Net Corporate Debt
Corporate Debt, less:	$5,334.7	$4,605.6	$4,689.4	$4,687.8	$4,672.1	$4,585.5	$5,204.8
Cash and Cash Equivalents	(1,483.3)	(896.8)	(985.6)	(926.7)	(570.9)	(594.3)	(731.5)
Corporate Restricted Cash	(76.2)	(72.2)	(70.2)	(122.2)	(93.2)	(174.2)	(225.8)
Net Corporate Debt	$3,775.2	$3,636.6	$3,633.6	$3,638.9	$4,008.0	$3,817.0	$4,247.5

Net Fleet Debt
Fleet Debt, less:	$6,712.2	$7,088.2	$5,675.0	$5,660.6	$5,123.7	$6,386.8	$7,639.4
Restricted Cash Associated with Fleet Debt	(663.4)	(671.2)	(295.0)	(282.5)	(95.3)	(557.2)	(288.2)
Net Fleet Debt	$6,048.8	$6,417.0	$5,380.0	$5,378.1	$5,028.4	$5,829.6	$7,351.2

Total Net Debt	$9,824.0	$10,053.6	$9,013.6	$9,017.0	$9,036.4	$9,646.6	$11,598.7

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Car rental segment revenues (b)	$1,903.5	$1,757.7	$4,938.2	$4,515.3
Non-rental rate revenue (c)	(297.5)	(257.2)	(785.5)	(681.2)
Foreign currency adjustment	53.0	15.1	114.3	110.7
Rental rate revenue	$1,659.0	$1,515.6	$4,267.0	$3,944.8
Transactions days (in thousands)	36,441	33,668	96,751	89,925
Rental rate revenue per transaction day (in whole dollars)	$45.53	$45.02	$44.10	$43.87

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Equipment rental segment revenues	$281.2	$280.5	$784.1	$837.0
Equipment sales and other revenue	(24.1)	(26.5)	(75.0)	(82.7)
Foreign currency adjustment	2.8	2.7	6.3	20.5
Rental and rental related revenue	$259.9	$256.7	$715.4	$774.8

(a)          Based on 12/31/09 foreign exchange rates.

(b)         Includes U.S. off-airport revenues of $320.8 million and $277.0 million for the three months ended September 30, 2010 and 2009, respectively, and $816.6 million and $722.0 million for the nine months ended September 30, 2010 and 2009, respectively.

(c)          Consists of domestic revenues of $175.6 million and $152.5 million and international revenues of $121.9 million and $104.7 million for the three months ended September 30, 2010 and 2009, respectively, and domestic revenues of $489.9 million and $419.5 million and international revenues of $295.6 million and $261.7 million for the nine months ended September 30, 2010 and 2009, respectively.

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

Hertz Global Holdings, Inc. (“Hertz Holdings”) is our top-level holding company.  The Hertz Corporation (“Hertz”) is our primary operating company.  The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ November 2, 2010 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

We present EBITDA and Corporate EBITDA to provide investors with supplemental measures of our operating performance and liquidity and, in the case of Corporate EBITDA, information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. EBITDA is defined as consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA means “EBITDA” as that term is defined under Hertz’s senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz’s senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in Hertz’s senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year.

Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. In addition, both metrics are important to allow us to evaluate profitability and make performance trend comparisons between us and our competitors. Further, we believe EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries.

EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Further, because we have two business segments that are financed differently and have different underlying depreciation characteristics, EBITDA enables investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses. In addition to its use to monitor performance trends, EBITDA provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies. This enables management and investors to compare our performance on a consolidated basis and on a segment basis to that of our peers. In addition, our management uses consolidated EBITDA as a proxy for cash flow available to finance fleet expenditures and the costs of our capital structure on a day-to-day basis so that we can more easily monitor our cash flows when a full statement of cash flows is not available.

Corporate EBITDA also serves as an important measure of our performance. Corporate EBITDA for our car rental segment enables us to assess our operating performance inclusive of fleet management performance, depreciation assumptions and the cost of financing our fleet. In addition, Corporate EBITDA for our car rental segment allows us to compare our performance, inclusive of fleet mix and financing decisions, to the performance of our competitors. Since most of our competitors utilize asset-backed fleet debt to finance fleet acquisitions, this measure is relevant for evaluating our operating efficiency inclusive of our fleet acquisition and utilization. For our equipment rental segment, Corporate EBITDA provides an appropriate measure of performance because the investment in our equipment fleet is longer-term in nature than for our car rental segment and therefore Corporate EBITDA allows management to assess operating performance exclusive of interim changes in depreciation assumptions. Further, unlike our car rental segment, our equipment rental fleet is not financed through separate securitization-based fleet financing facilities, but rather through our corporate debt. Corporate EBITDA for our equipment rental segment is a key measure used to make investment decisions because it enables us to evaluate return on investments. For both segments, Corporate EBITDA provides a relevant profitability metric for use in comparison of our performance against our public peers, many of whom publicly disclose a comparable metric. In addition, we believe that investors, analysts and rating agencies consider EBITDA and Corporate EBITDA useful in measuring our ability to meet our debt service obligations and make capital expenditures. Several of Hertz’s material debt covenants are based on financial ratios utilizing Corporate EBITDA and non-compliance with those covenants could result in the requirement to immediately repay all amounts outstanding under those agreements, which could have a material adverse effect on our results of operations, financial position and cash flows.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. EBITDA and Corporate EBITDA may have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and Corporate EBITDA differently than we do, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies.

Borrowings under Hertz’s senior credit facilities are a key source of our liquidity. Hertz’s ability to borrow under these senior credit facilities depends upon, among other things, the maintenance of a sufficient borrowing base and compliance with the financial ratio covenants based on Corporate EBITDA set forth in the credit agreements for Hertz’s senior credit facilities. Hertz’s senior term loan facility requires the maintenance of a specified consolidated leverage ratio and a consolidated interest expense coverage ratio based on Corporate EBITDA, while its senior asset-based loan facility requires that a specified consolidated leverage ratio and consolidated fixed charge coverage ratio be maintained for periods during which there is less than $200 million of available borrowing capacity under the senior asset-based loan facility. These financial covenants became applicable to Hertz beginning September 30, 2006, reflecting the four quarter period ending thereon. Failure to comply with these financial ratio covenants would result in a default under the credit agreements for Hertz’s senior credit facilities and, absent a waiver or an amendment from the lenders, permit the acceleration of all outstanding borrowings under the senior credit facilities. As of September 30, 2010, we performed the calculations associated with the above noted financial covenants and determined that Hertz is in compliance with such covenants.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2010 and 2009) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for 2010, 410.0 million which represents the approximate number of shares outstanding at December 31, 2009, and for 2009, 407.7 million which represents the actual diluted weighted average number of shares outstanding for the year ended December 31, 2008 plus 85 million shares offered in the 2009 common stock offerings. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue,  Rental Rate Revenue Per Transaction Day and Rental Rate Revenue Per Transaction

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency.  Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.  These statistics are important to management and investors as they represent the best measurements of the changes in underlying pricing in the car rental business and encompass the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).   Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth/Decline

Same store revenue growth/decline represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and noncontrolling interest). Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest charges represent the amortization of corporate debt financing costs and corporate debt discounts. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Levered After-Tax Cash Flow After Fleet Growth

Levered after-tax cash flow after fleet growth is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures and less gross car rental fleet growth capital expenditures plus car rental fleet financing. Levered after-tax cash flow after fleet growth is important to management and investors as it represents the funds available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of senior notes issued prior to the acquisition of all of Hertz’s common stock on December 21, 2005; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; our 5.25% Convertible Senior Notes; our 2010 Senior Notes and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

16. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  As of September 30, 2010, fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, Capital Leases relating to revenue earning equipment, the International ABS Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility, Euro Notes, European Credit Facility, European Securitization and the pre-Acquisition ABS Notes. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

18. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.